Exhibit 99.(c)(4)

Draft – FOR DISCUSSION PURPOSES ONLY

Draft – FOR DISCUSSION PURPOSES ONLY



Project Jeopardy: Fairness Considerations

January 10, 2011

Continental Minerals Corporation

BMO Capital Markets

Disclaimer

These materials are confidential and proprietary to, and may not be reproduced, disseminated or referred to, in whole or in part without the prior consent of BMO Capital Markets ("BMO"). These materials have been prepared exclusively for the BMO client or potential client to which such materials are delivered and may not be used for any purpose other than as authorized in writing by BMO. BMO assumes no responsibility for verification of the information in these materials, and no representation or warranty is made as to the accuracy or completeness of such information. BMO assumes no obligation to correct or update these materials. These materials do not contain all information that may be required to evaluate, and do not constitute a recommendation with respect to, any transaction or matter. Any recipient of these materials should conduct its own independent analysis of the matters referred to herein.

"BMO Capital Markets" is a trade name used by the BMO Investment Banking group, which includes the wholesale arm of Bank of Montreal and its subsidiaries BMO Nesbitt Burns Inc. in Canada, BMO Capital Markets Corp in the U.S. and BMO Capital Markets Ltd in the U.K.

BMO does not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended to be used, and cannot be used or relied upon, for the purposes of avoiding any tax penalties and (ii) may have been written in connection with the "promotion or marketing" of the transaction or matter described herein. Accordingly, the recipient should seek advice based on its particular circumstances from an independent tax advisor.

Introduction

- BMO Capital Markets ("BMO") has been retained to provide financial advice to Continental Minerals Corporation (the "Company" or "KMK") and has carried out the engagement under the direction of the Special Committee of the Board of Directors
- We understand that KMK has signed an arrangement agreement with Jinchuan Group Ltd. ("Jinchuan") dated December 17, 2010 to implement Jinchuan's acquisition of KMK (the "Transaction")
  - generally consistent with the transaction terms of Jinchuan's letter agreement announced on September 17, 2010
  - the arrangement agreement provides for the acquisition of all of the outstanding common shares of KMK not already owned by Jinchuan for C$2.60 per common share in cash
  - the arrangement agreement allows KMK to pay a special dividend to all shareholders (including Jinchuan) not exceeding C$0.10 per common share prior to closing of the Transaction, subject to certain conditions including maintaining a minimum cash balance of C$8 million
    - the Board of Directors is proposing to declare a special cash dividend of C$0.07 per common share
- The Special Committee has requested BMO to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration offered pursuant to the Transaction
- This document does not constitute an opinion; it is being provided solely to assist KMK and the Special Committee in understanding the basis for the Opinion
- BMO has not prepared a "formal valuation" (within the meaning of Multilateral Instrument 61-101) as part of this engagement and the Opinion referenced in this presentation should not be construed as a formal valuation of KMK or any of its assets or securities
- BMO has not been engaged to review any legal, tax or accounting aspects of the proposed transaction
- The views and conclusions summarized in this presentation are made based on information available as at January [•], 2011

Scope of Review

- In connection with rendering the Opinion, we have reviewed and relied upon, or carried out, among other things, without independent verification, the following:
  - executed arrangement agreement dated December 17, 2010
  - a draft dated January 14, 2011 of the management information circular
  - the technical report on the Newtongmen deposit on the Xietongmen property dated May 15, 2009
  - the technical report on the Xiongcun (Xietongmen) copper project dated September 28, 2007
  - internal management forecasts and projections prepared by or on behalf of management of the Company
  - discussions with management of the Company and with the Company's and the Special Committee's legal counsel
  - public information relating to the business, operations, financial condition and trading history of the Company and other selected public issuers we considered relevant
  - information with respect to selected precedent transactions we considered relevant
  - letters of representation as to certain factual matters and the completeness and accuracy of the information upon which the Opinion is based provided by senior officers
  - such other information, investigations, analyses and discussions as we considered necessary or appropriate in the circumstances

Assumptions and Limitations

- With KMK's approval and agreement, BMO has relied upon, and assumed
  - the completeness, accuracy and fair presentation of all financial and other information (the "Information") obtained by us from public sources or provided to us
  - that all forecasts, projections, estimates and budgets are reasonable in the circumstances and consistent with industry practices
  - that all forecasts, projections, estimates and budgets reflect the best currently available estimates as to the matters covered thereby
  - that the estimates of current and future reserve additions reflect the best professional estimates and judgements of management
  - that there has been no material change in the financial condition, assets, liabilities, business, operations or prospects of KMK since the date of the Information
  - that there are no plans or proposals that could reasonably be expected to have a material effect on the financial condition, assets, liabilities, prospects or affairs of KMK
  - that there are no actions, suits, proceedings or inquiries pending or threatened which may in any way materially adversely affect KMK
  - there are no independent appraisals or valuations or material non-independent appraisals or valuations relating to the Company or its subsidiaries received or commissioned in the last two years

Overview of Offer and Continental Minerals

Financial Model

Fairness Considerations

Summary of Arrangement

Consideration	• All outstanding shares not already owned by Jinchuan for C$2.60 per share in cash • Continental permitted to pay dividend not exceeding C$0.10 per share in cash to all common shareholders ▪ the Board of Directors is proposing to declare a special cash dividend of C$0.07 per common share • Total implied value of C$2.67 per share
Structure	• Plan of arrangement • Permitted transaction under the Continental shareholders' rights plan
Break Fee and Reverse Break Fee	• C$13.4 million payable to Jinchuan if i) Continental's board changes its support, ii) enters into an alternative transaction, iii) an alternative proposal is publicly announced and subsequently completed within 6 months, or iv) Continental fails to hold shareholder meeting by February 11, 2011 • C$13.4 million payable to Continental if Jinchuan breaches the covenants or agreements in the arrangement agreement
Conditions to Closing	• Approval by 66 2/3% and approval by majority of the minority • Minimum cash balance of C$8 million • Receipt of all applicable regulatory and government approvals • Termination date of February 28, 2011
Option Exercise Loan	• Continental to arrange a secured loan in an amount equal to the aggregate exercise price of all unexercised options held by optionholders providing financial assistance to Continental

Offer Metrics

	Current Offer
	$2.67
Premium to Current Affected Share Price (C$2.60)	3%
Premium to Unaffected Price (C$2.30)	16%
Implied Premium to Unaffected 20-Day VWAP (C$2.24)	19%
FD ITM Shares Outstanding	165.7
Implied FD Equity Value (C$mm)	$442.3
Balance Sheet Adjustments (C$mm)	($34.0)
Implied Enterprise Value (C$mm)	$408.3
Implied Acquisition Multiples	
Price / NAV	
Base Case (Excl. Newtongmen)	0.73x
Base Case (Incl. Newtongmen)	0.65x
EV / Resource (US¢/lb Cu Eq)	
Base Case	4.1¢

Overview of Continental Minerals

Capitalization and Valuation Metrics

Capitalization			Market Data		
Share Price	(C$)	$2.60	52-Week High	(C$)	$2.62
FDITM Shares Outstanding	(mm)	166	52-Week Low	(C$)	$1.59
FDITM Market Cap	(C$ mm)	**$431**	Avg. Daily Vol (LTM)	(000's)	501
			Valuation		
Cash	(C$ mm)	($18)	EV / Cu Eq. Reserves	(US$/lb)	10.8 ¢
Debt	(C$ mm)	$0.5	EV / Cu Eq. Resources	(US$/lb)	4.0 ¢
Net Debt / (Cash)	(C$ mm)	($17)			
Proceeds from ITM Instruments	(C$ mm)	($16)	MC / Cu Eq. Reserves	(US$/lb)	11.7 ¢
Enterprise Value	(C$ mm)	**$397**	MC / Cu Eq. Resources	(US$/lb)	4.3 ¢

Source: Bloomberg, Thomson and company filings

Share Price Performance



$4.00
$3.00
$2.00
$1.00
2,000
1,500
1,000
500
Share Price (C$)
Volume (000's)
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Finalized mining license application and compiling materials for construction permits
Announced resource estimate at Newtongmen
Adopted shareholder rights plan
Announced private placement to raise $25mm from Zijin Mining and non-related parties
Announced resignation of Wang Fuyu from Board of Directors
Announced Chinese Government approval of Xietongmen power project
Signed agreement to be acquired by Jinchuan Group for $432mm
Signed formal agreement with Jinchuan Group

Corporate Structure



Continental Minerals Corporation (KMK)
Operator
100%
100%
N7C Resources Inc.
Cayman Islands
100%
N8C Resources Inc.
Cayman Islands
GMC Inc.
USA
60%
40%
Highland Mining Inc.
BVI
100%
Wholly Foreign Owned Enterprise (WFOE)
Tibet Tian Yuan Minerals Exploration Ltd
100%
Xietongmen Property
(Tibet, China)

Key Asset Profile

Description

- Xietongmen copper-gold project is located in the Tibet Autonomous Region of the People's Republic of China
- The property consists of two exploration licenses which encompass 122 square kilometers in area
- Since 2005, exploration activities on the property have led to the discovery of three copper-gold deposits: Xietongmen, Newtongmen and Langtongmen
- The Xietongmen feasibility report was completed in mid-2007
- Eight reports required prior to the mining license application were also completed and the final reclamation report was approved in the second quarter of 2008
- Exploration license formally renewed on March 10, 2009
- Formally submitted Mining License Application the week of March 23, 2009
- Announced new resource estimate at Newtongmen on May 19, 2009

Asset Location


Xinjang
CHINA
TIBET
Golmud
Qinhai
Sichuan
Banongla
Xiongcun
Zemoduola
Newtongmen
Langtongmen
Donggapu
Xietongmen Deposit
XIETONGMEN
New Railroad (Operating 2006)
LHASA
Rikaze (Shigatse)
Railroad Construction Announced
INDIA
NEPAL
BHUTAN
MYANMAR
Yunnan
N

Mineral Resources

Mineral Resources	Ore	Grade				Contained Metals (Management)					Contained Metals (Public Info)
	Mt	Cu %	Au g/t	Ag g/t	Zn %	Cu mm lbs	Au 000s ozs	Ag 000s ozs	Zn mm lbs	Cu Equv. mm lbs	Cu Equv. mm lbs
Xietongmen (100%)											
P & P	182.2	0.45%	0.62	4.04	0.08%	1,807	3,631	23,662	321	3,704	3,704
M & I (1)	31.9	0.32%	0.41	2.58	–	225	419	2,650	–	428	582
Inferred	8.9	0.38%	0.51	2.92	–	74	146	835	–	145	–
Total Xietongmen	**222.9**	**0.43%**	**0.59**	**3.79**	**0.07%**	**2,106**	**4,196**	**27,146**	**321**	**4,277**	**4,286**
Newtongmen (100%)											
P & P and M & I	388.9	0.32%	0.18	0.87	–	2,769	2,298	10,846	–	3,863	3,863
Inferred	264.8	0.29%	0.07	0.12	–	1,671	571	1,044	–	1,931	1,931
Total Newtongmen	**653.7**	**0.31%**	**0.14**	**0.57**	–	**4,440**	**2,869**	**11,890**	–	**5,794**	**5,794**
Total R&R	**876.6**	**0.34%**	**0.25**	**1.39**	**0.02%**	**6,546**	**7,065**	**39,036**	**321**	**10,071**	**10,080**
Langtongmen	115.0	0.25%	0.25	1.57	–	636	928	5,805	–	1,087	–
R&R and Endowment	**991.6**	**0.33%**	**0.25**	**1.41**	**0.01%**	**7,183**	**7,992**	**44,841**	**321**	**11,159**	**10,080**

1. Exclusive of proven and probable reserves
Note: Cu equivalent resources calculated based on LT Cu price US$2.25/lb; LT Au price US$1000/oz; LT Ag price US$15.00/oz and LT Zn price US$0.88/lb

Strategic Alliance with Jinchuan

Commitments and Obligations Under the Framework Agreement

- Binding framework agreement signed between Jinchuan and Continental on February 12, 2007 in connection with Jinchuan's strategic investment in Continental
- Framework commits Jinchuan to support Continental to achieve commercial production
  - requires "Jinchuan, through its influential position in the mining industry as well as its good relations with both local and central governments, will assist Continental with the Mining Permit application and during operations assist to secure any ongoing permits and registrations as required from time to time."
  - requires Jinchuan to arrange for project financing equal to a minimum of 60% of project capital costs
- Framework also establishes key terms for offtake agreement and project financing
- Jinchuan gains the right to appoint one director to the board of Continental

Offtake Agreement

- Jinchuan entered into an offtake agreement with Continental Minerals on May 3, 2008
- Covers 100% of the concentrate production from Xietongmen property for the life of mine
  - offtake price is at a discount to market and North American standards

Preliminary Loan Term Sheet

- Jinchuan assisted in arranging project financing for Continental and obtained preliminary loan term sheet from Standard Bank and ICBC in August 2008
- Loan terms subject to further negotiations and banker due diligence

Chronology of Recent Events

A. Mar 23, 2009 – Provided update on applications for mining license and construction permits
B. Apr 22, 2009 – BMO contacted Continental on behalf of Jinchuan and relayed Jinchuan's interest
C. Apr 24, 2009 – Jinchuan submitted non-binding expression of interest
D. May 1, 2009 – Adopted shareholder rights plan
E. May 13, 2009 – Continental Minerals submitted response letter to Jinchuan
F. May 19, 2009 – Announced resource estimate at Newtongmen
G. Oct 01, 2009 – Announced private placement to raise $25mm from Zijin Mining and other non-related parties
H. Oct 25, 2009 – Closed C$25mm private placement
I. Nov 12, 2009 – Signed LOI with Zijin Mining for offer price of C$2.80 per share
J. May 18, 2010 – Received Jinchuan's non-binding offer of $2.40- $2.60 per share
K. Aug 12, 2010 – Draft proposal letter received
L. Sept 17, 2010 – Signed agreement to be acquired by Jinchuan for C$432mm
M. Dec 20, 2010 – Signed formal arrangement agreement with Jinchuan


(C$ / Share)
Volume
Continental Minerals
Advanced Copper Developers
A B C D E F G H I J K L M
$3.00
$2.00
$1.00
–
Relative Performance
2,000
1,600
1,200
800
400
–
Continental Minerals Trading Volume (000s shares)
Jan-09 Mar-09 May-09 Jul-09 Sep-09 Nov-09 Jan-10 Mar-10 May-10 Jul-10 Sep-10 Nov-10 Jan-11

Draft – FOR DISCUSSION PURPOSES ON

Relative Share Price Performance



2008
Spot Gold Price 6%
Hang Seng Index (48%)
Spot Copper Price (54%)
Gold (3) Developers (56%)
Shanghai Index (63%)
TSX Metals & Mining Index (76%)
Developers (1) (77%)
Continental Minerals (83%)
Producers (2) (85%)
2009
Continental Minerals 644%
TSX Metals & Mining Index 387%
Producers (2) 351%
Gold (3) Developers 339%
Developers (1) 250%
Spot Copper Price 141%
Shanghai Index 80%
Hang Seng Index 52%
Spot Gold Price 25%
January 1, 2010 to September 17, 2010 Announcement
Gold (3) Developers 20%
Producers (2) 17%
Spot Gold Price 16%
Continental Minerals 11%
TSX Metals & Mining Index 9%
Developers (1) 9%
Spot Copper Price 4%
Hang Seng Index (1%)
Shanghai Index (17%)
Since September 17, 2010 Announcement
Producers (2) 49%
TSX Metals & Mining Index 48%
Developers (1) 47%
Spot Copper Price 23%
Gold (3) Developers 10%
Hang Seng Index 9%
Spot Gold Price 8%
Shanghai Index 7%

1. Includes companies identified in the Comparable Trading Analysis as Developers
2. Includes companies identified in the Comparable Trading Analysis as Junior / Intermediate Producers
3. Includes Andina, Detour Gold, Exeter Resource, Extorre, Gabriel Resources, Guyana Goldfields, Greystar Resources, International Tower Hill, Osisko, Rubicon Minerals, Torex

Shareholder Information

Estimated Shareholder List

Shareholder	Estimated Cost Base (C$)	Shares (000s)	% Basic	FD ITM Shares (000s)	% FD ITM
Corporate Investors					
Zijin	$1.07	21,121	13.7%	21,121	12.7%
Jinchuan	$2.00	18,000	11.6%	18,000	10.9%
Taseko Mines	$1.65	7,828	5.1%	7,828	4.7%
Total Corporate Investors		46,949	30.4%	46,949	28.3%
Institutional Investors					
U.S. Global Investors	$1.84	1,216	0.8%	1,216	0.7%
MRB Vermögensverwaltungs	$1.67	350	0.2%	350	0.2%
Quantex AG	$1.21	200	0.1%	200	0.1%
Rothschild	$2.14	51	0.0%	51	0.0%
Pioneer Investments	$1.72	50	0.0%	50	0.0%
Crane Asset Management	$1.72	20	0.0%	20	0.0%
Other Institutional Investors		27	0.0%	27	0.0%
Total Identified Institutional Investors		1,914	1.2%	1,914	1.2%
Directors and Officers					
Former Great China Members		3,700	2.4%	3,700	2.2%
Other Directors and Officers		7,924	5.1%	7,924	4.8%
Total Directors and Officers		11,624	7.5%	11,624	7.0%
Unidentified Institutions and Implied Retail		94,092	60.9%	94,092	56.8%
ITM Options and Warrants		–	–	11,084	6.7%
Total Shares Outstanding		154,579	100.0%	165,663	100.0%

Turn of the Float Analysis

Since September 17, 2010 Announcement



Share Price: C$2.60
Public Float: 103.8 million shares
% of Float Turned Since Announcement: 74.1%
100%
80%
60%
40%
20%
0%
<$2.50
<$2.58
<$2.65

Historical Offer Spread (Excluding Dividend)



Share Price
Spread
Key Statistics
Average Offer Premium: 1.55%
Max Offer Premium: 4.00%
Min Offer Premium / (Discount): (0.38%)
Share Price (C$)
$3.00
$2.90
$2.80
$2.70
$2.60
$2.50
$2.40
$2.30
$2.20
$2.10
$2.00
Announced signing of agreement to be acquired by Jinchuan
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11

Relative Positioning - Advanced Copper Developers

Reserves & Resources (Cu. Eq. bn lbs)


82
69
14
10
9
9
5
3
2
1
1
NDM
IVN
BAJ
KMK
AZC
NOM
ETG
BKM
NSU
TGS
HGO

Average Cu Production (mm lbs)


641
386
202
150
112
84
80
73
65
46
na
IVN
NDM
AZC
NOM
KMK
BAJ
TGS
NSU
BKM
HGO
ETG

Reserves & Resources (% Gold / % Copper)


% Gold
% Copper
Other %
84%
13%
18%
82%
19%
81%
19%
75%
6%
5%
74%
21%
6%
71%
24%
68%
32%
4%
65%
31%
45%
55%
22%
49%
29%
46%
33%
22%
HGO
TGS
AZC
NOM
IVN
BKM
ETG
KMK
BAJ
NDM
NSU

Cash Cost Net of By-Product (US$/lb Cu)


$1.60
$0.98
$0.77
$0.74
$0.62
$0.54
$0.44
$0.36
$0.30
($0.29)
na
HGO
NOM
BKM
AZC
IVN
NSU
KMK
TGS
NDM
BAJ
ETG

Development Capex (US$ mm)


$4,617
$4,000
$982
$897
$846
$600
$516
$260
$121
$32
na
IVN
NDM
BAJ
AZC
NOM
KMK
BKM
NSU
HGO
TGS
ETG

Financial Model Perspectives

- We have used street consensus commodity forecasts and developed three scenarios:

  1) Base Case (Excl. Newtongmen Mine Plan)
  - mining model assumptions prepared by management of Continental for Xietongmen only
    - capacity of 40,000 tpd
  - includes $0.005 / lb Cu Eq for Newtongmen resource

  2) Base Case (Incl. Newtongmen Mine Plan)
  - mining model assumptions prepared by management of Continental for Xietongmen and Newtongmen
    - capacity of 40,000 tpd
    - includes mine plan for Newtongmen at end of Xietongmen mine life

  3) Upside Case
  - Base Case (Incl. Newtongmen Mine Plan) plus mineral endowment estimate for Langtongmen deposit

- BMO Capital Markets is not a technical advisor and has not opined on the reasonableness of any of the underlying assumptions in this model

- We have relied solely on the completeness and accuracy of the information provided to date

Model Assumptions

			IR Presentation and Feasibility Study (Xietongmen)	Base Case (Xietongmen)	Base Case (Newtongmen)
Reserves and Resources	Proven & Probable	%	100%	100%	0%
	Measured & Indicated	%	0%	0%	26%
	Inferred	%	0%	0%	0%
	Other	%	0%	0%	0%
Modelled Resources	Ore Tonnage	kt	182,169	182,169	102,167
	In Situ Cu	k lbs	1,807,260	1,807,260	923,132
	In Situ Au	k ozs	3,631	3,631	604
	In Situ Ag	k ozs	23,662	23,662	2,849
	Life of Mine Cu Grade	%	0.45%	0.45%	0.41%
	Life of Mine Au Grade	g/t	0.62	0.62	0.27
	Life of Mine Ag Grade	g/t	4.04	4.04	1.08
Operating Parameters	Ore Mined	Kt	182,169	182,169	102,167
	Throughput	Ktpa	13,012	13,012	14,595
	1st Year of Full Production	year	2014	2014	2028
	Life of Mine	years	14	14	7
	Cu Recovery Rate	%	89.80%	89.80%	88.57%
	Au Recovery Rate	%	72.77%	72.77%	72.16%
	Ag Recovery Rate	%	80.77%	80.77%	78.48%
LOM Payable Production	Cu	k lbs	1,548,596	1,564,802	784,918
	Au	k ozs	2,078	2,337	619
	Ag	k ozs	16,428	13,876	2,495

Model Assumptions (Cont'd)

			IR Presentation and Feasibility Study (Xietongmen)	Base Case (Xietongmen)	Base Case (Newtongmen)
LOM Operating and Development Costs	Operating Cost	*US$/t milled*	$14.15	$16.50	$12.15
	Cash Costs [(1)]	*US$/lb Cu*	$0.40	$0.29	$0.75
	Royalty Rate (on Cu Revenue)	%	2.0%	2.0%	2.0%
	Royalty Rate (on Au&Ag Revenue)	%	4.0%	4.0%	4.0%
	Development Capex	*US$mm*	$600	$600	$0
	Sustaining Capex	*US$mm*	$52	$51	$99
	Marginal Tax Rate	%	26.5%	28.0%	28.0%
Net Smelter Cost Assumptions	Concentrate Transportation	US$/t	$50.00	$49.81	$48.04
	Cu Concentrate Treatment Cost	US$/t	$85.00	$241.81	$70.00
	Cu Refinery Cost	US$/lb	$0.075	$0.000	$0.070
	Au Refinery Cost	US$/oz	$6.00	$12.00	$6.00
	Ag Refinery Cost	US$/oz	$0.40	$0.00	$0.45
	Payable Cu	%	95.0%	96.0%	96.0%
	Payable Au	%	78.3%	88.1%	97.5%
	Payable Ag	%	86.0%	72.6%	90.0%

1. Net of by-product credits

Commodity Price and Foreign Exchange Summary

Current

(US$)	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	LT
Street Consensus											
Copper	$3.75	$3.70	$3.03	$2.80	$2.50	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25
Gold	$1,353	$1,300	$1,175	$1,075	$1,025	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Silver	$21.00	$20.00	$18.50	$16.34	$16.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00
CAD:USD	1.00	1.05	1.09	1.08	1.02	1.02	1.02	1.02	1.02	1.02	1.02
RMB:USD	6.41	6.20	6.10	6.10	6.10	6.10	6.10	6.10	6.10	6.10	6.10

At Announcement (September 2010)

(US$)	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	LT
Street Consensus											
Copper	$3.49	$3.25	$2.76	$2.50	$2.25	$2.21	$2.21	$2.21	$2.21	$2.21	$2.21
Gold	$1,200	$1,100	$1,001	$1,000	$938	$900	$900	$900	$900	$900	$900
Silver	$19.00	$17.13	$16.05	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00
CAD:USD	1.02	1.02	1.11	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09
RMB:USD	6.30	6.48	6.48	6.48	6.48	6.48	6.48	6.48	6.48	6.48	6.48

Source: Available broker reports and Bloomberg

Production and Cash Costs – Base Case (Excl. Newtongmen Mine Plan)

Production Profile


Cu Equivalent Production
Cash Costs
Production (mm lbs Cu Eq)
Cash Costs (US$/lb Cu Eq)
300
240
180
120
60
0
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
180
196
196
230
211
176
249
153
169
204
188
224
224
96
$1.24
$1.16
$1.13
$1.01
$1.08
$1.20
$0.97
$1.35
$1.25
$1.10
$1.16
$1.02
$1.01
$1.12
2011E
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E

Free Cash Flow Profile


Operating Cashflow
Capex
Free Cashflow
US$ mm
$250
$150
$50
($50)
($150)
($250)
($350)
($269)
($263)
$106
$204
$179
$218
$208
$163
$240
$141
$68
$183
$158
$197
$209
$108
2011E
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E

Note: Based on street consensus pricing

Production and Cash Costs – Base Case (Incl. Newtongmen Mine Plan)

Production Profile



Cu Equivalent Production (Xietongmen)
Cu Equivalent Production (Newtongmen)
Cash Costs
Production (mm lbs Cu Eq)
Cash Costs (US$/lb Cu Eq)
300
240
180
120
60
0
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
180
196
196
230
211
176
249
153
169
204
188
224
224
96
204
177
158
149
156
122
110
$1.24
$1.16
$1.13
$1.01
$1.08
$1.20
$0.97
$1.35
$1.25
$1.10
$1.16
$1.02
$1.01
$1.12
$0.97
$1.07
$1.14
$1.18
$1.22
$1.29
$1.34
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E

Free Cash Flow Profile



Operating Cashflow
Capex
Free Cashflow
US$ mm
$250
$150
$50
($50)
($150)
($250)
($350)
($269)
($263)
$106
$204
$179
$218
$208
$163
$240
$141
$68
$183
$158
$197
$209
$108
$169
$165
$136
$122
$124
$99
$89
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E

Note: Based on street consensus pricing

NAV Analysis

NAV Summary

(US$ millions, unless otherwise indicated)		Base Case (Excl. Newtongmen Mine Plan)	Base Case (Incl. Newtongmen Mine Plan)	Upside Case
Mining Assets [1]		10% Discount Rate		
Xietongmen	100%	$544.8	$544.8	$544.8
Newtongmen	100%	$29.0 [2]	$101.5	$101.5
Additional Resources [3]		–	–	$30.0
Total Mining Assets		**$573.7**	**$646.3**	**$676.3**
Financial Assets [4]				
Cash		$18.1	$18.1	$18.1
Debt		($0.5)	($0.5)	($0.5)
Proceeds from ITM Instruments		$16.6	$16.6	$16.6
		$34.2	$34.2	$34.2
Net Asset Value ("NAV")		**$607.9**	**$680.5**	**$710.5**
Fully-diluted shares outstanding		165.7	165.7	165.7
NAV per share (US$)		**$3.67**	**$4.11**	**$4.29**
NAV per share (C$)		**$3.65**	**$4.08**	**$4.26**
Share Price (C$) (07-Jan-2011)		**$2.60**	**$2.60**	**$2.60**
Share Price to NAVPS		**0.71x**	**0.64x**	**0.61x**

NAVPS Sensitivity Analysis (Base Case Incl. Newtongmen)


NAVPS: C$4.08
Cu Price (- / + 10%)
$(1.15)
$1.36
Au Price (- / + 10%)
$(0.72)
$0.80
Ore Processed (- / + 10%)
$(0.65)
$0.65
Milling Cu Grade (- / + 10%)
$(0.59)
$0.59
Cu Recovery Rate (- / + 10%)
$(0.59)
$0.59
Au Recovery Rate (- / + 10%)
$(0.39)
$0.39
Milling Au Grade (- / + 10%)
$(0.39)
$0.39
Operating Cost (+ / - 10%)
$(0.37)
$0.37
Development Capex (+ / - 10%)
$(0.23)
$0.23
Sustaining Capex (+ / - 10%)
$(0.03)
$0.03

Source: Public disclosure and management model
Note: Based on street consensus pricing
1. Discounted to September 30, 2010
2. Newtongmen resources valued at US 0.5¢ / lb
3. Additional resources and mineral endowment not modelled valued at US 0.5¢ / lb
4. Balance sheet as of September 30, 2010, converted at CAD/USD exchange rate of 0.99

Overview of Offer and Continental Minerals

Financial Model

Fairness Considerations

Financial Perspectives – Methodologies

- Preliminary financial perspectives based on the Base Case (Excl. Newtongmen Mine Plan) Model and Base Case (Incl. Newtongmen Mine Plan) Model
- Our analysis assumes the following
  - investment in Gibraltar preferred shares and associated redeemable preferred shares have no value consequences to Continental Minerals
  - no value ascribed to the El Misti Gold net smelter returns royalty

Indicative Trading Valuation Methodologies	**Comparable Trading**
	Discounted "In-Production"
Indicative Transaction Valuation Methodologies	**Precedent Premium**
	Precedent Transaction

Comparable Trading Analysis – Advanced Developers

Company	Market Cap	Cash % of MC	Main Asset: Name	Interest	Stage	Location	Financed	Start-Up	Mine Life	Dev Capex	Avg Cu Production	Cash Costs	Cu Eq. Grade	Total Cu Eq. Resources	% Cu	% Au	Price / NAV	EV / Cu Eq. Resource	# of Analyst Estimates
	(US$ mm)	(%)						(year)	(years)	(US$ mm)	(mm lbs)	(US$/lb Cu)	(%)	(mm lbs)	(%)	(%)	(ratio)	(US ¢/lb)	
Northern Dynasty	$1,436	3%	Pebble	50%	Pre-Feasibility	U.S.	No	2016	31	$4,000	386	$0.30	0.69%	82,143	49%	29%	1.73x	1.6¢	1
Norsemont Mining [1]	$512	1%	Constancia	100%	Feasibility	Peru	No	2013	15	$846	150	$0.98	0.57%	9,021	75%	6%	na	4.8¢	na
Augusta Resource	$507	3%	Rosemont	99%	Pre-Construction / Permitting	U.S.	No	2014	21	$897	202	$0.74	0.54%	9,366	81%	0%	0.57x	5.6¢	4
Entrée Gold	$390	7%	Lookout Hill	20%	Construction [2]	Mongolia	Yes	2017	20	na	na	na	0.99%	4,902	68%	32%	na	7.0¢	na
Tiger Resources [3]	$380	9%	Kipoi	60%	Construction	DRC	Yes	2011	3	$32	80	$0.36	2.05%	1,361	82%	0%	1.20x	24.1¢	3
Baja Mining	$374	51%	El Boleo	70%	Construction	Mexico	Yes	2013	23	$982	84	($0.29)	1.32%	14,421	55%	0%	0.55x	1.6¢	4
Hillgrove Resources	$156	61%	Kanmantoo	100%	Feasibility	Australia	No	2011	10	$121	46	$1.60	1.07%	758	84%	13%	0.98x	7.5¢	1
Pacific Booker	$129	2%	Morrison	100%	Pre-Construction	Canada	No	2013	21	$516	65	$0.77	0.56%	3,225	71%	24%	na	3.6¢	na
Advanced Developer Average									**18**	**$1,056**	**145**	**$0.64**	**0.97%**	**15,650**	**71%**	**13%**	**1.01x**	**7.0¢**	
Advanced Developer Median									**21**	**$846**	**84**	**$0.74**	**0.84%**	**6,961**	**73%**	**10%**	**0.98x**	**5.2¢**	
Continental Minerals	$434	4%	Xietongmen	100%	Pre-Construction / Permitting	China	Yes	2014	14	$600	112	$0.29	0.52%	10,071	65%	31%	0.71x	4.0¢	
			Xietongmen + Newtongmen						21		112	$0.44					0.64x		
Selected Range																	0.50x to 0.65x	1.5¢ to 3.0¢	

Source: Bloomberg, company disclosure and available broker reports
1. Unaffected share price prior to announcement of acquisition by HudBay Minerals on January 10, 2011
2. Development mining to begin 4 years after commencement of production at Oyu Tolgoi
3. Operating metrics based on Stage 1 development only

Discounted "In-Production" Analysis – Base Case

Producers' Current P/NAV


1.56x
1.37x
1.22x
1.11x
1.02x
1.00x
0.99x
0.91x
0.86x
0.86x
0.82x
0.69x
0.68x
Nevsun
First Quantum
Equinox
Inmet
Lundin Mining
Mercator
Capstone
Taseko Mines
Imperial
Quadra-FNX Mining
Anvil Mining
Katanga
Iberian

Implied 2014 Share Price (C$)

Base Case (Excl. Newtongmen Mine Plan)

Selected P/NAV Range	Implied Share Price
0.60x	$2.88
0.70x	**$3.36**
0.80x	$3.84

Base Case (Incl. Newtongmen Mine Plan)

Selected P/NAV Range	Implied Share Price
0.60x	$3.20
0.70x	**$3.73**
0.80x	$4.27

Discounted Share Price (C$)

Base Case (Excl. Newtongmen Mine Plan)

P / 2014 NAV	Discount Rate 13.0%	14.0%	15.0%
0.60x	$1.94	$1.88	$1.83
0.70x	$2.26	$2.19	$2.13
0.80x	$2.58	$2.51	$2.44

Base Case (Incl. Newtongmen Mine Plan)

P / 2014 NAV	Discount Rate 13.0%	14.0%	15.0%
0.60x	$2.15	$2.09	$2.03
0.70x	$2.51	$2.44	$2.37
0.80x	$2.87	$2.79	$2.71

- Continental Minerals can be expected to trade at similar multiples to that of junior/intermediate producer once it achieves production status in 2014 (assumes constant producer trading multiples over time)
- Assumes US$189 mm equity issued in 2012 at C$3.00 per share to fund development capex and general corporate expenses
  - 70% of development capex funded by debt
- Discount implied 2014 share price to current at discount rates that reflect both equity financing risk and development risk associated with the company
  - 13.0% to 15.0% required return

Source: Bloomberg, available broker reports and management model
Note: Refer to appendix for detailed cost of equity analysis; equity issuance price assumed to be unaffected share price adjusted for peer performance since announcement

Precedent Premium Analysis


1-Month Premium
1-Week Premium
1-Day Premium
Approach Type
Stage of Development
Commodity
31%
30%
25%
43%
38%
32%
42%
35%
29%
53%
50%
42%
47%
44%
35%
42%
37%
23%
41%
32%
31%
50%
42%
35%
46%
42%
34%
21%
20%
16%
Canadian Targets
Mining Deals
Friendly
Hostile
Development
Mix
Production
Base Metals
Copper
Offer

# of Transactions	457	164	133	31	93	7	64	83	28	

Note: Excludes merger of equals transactions; data since 2003, for transactions greater than $50 mm in value; Offer premiums based on unaffected share price as at September 17th 2010 and implied value of offer at $2.67 per share

Precedent transactions suggest change of control premium of 30% to 40%

Draft – FOR DISCUSSION PURPOSES ON

Precedent Transaction Analysis

Announcement Date	Acquiror	Target	Country	Primary Commodity	Target Stage of Development	Enterprise Value (US$ mm)	Consideration	P/NAV (ratio)	EV / Cu. Eq Resources (US ¢/lb)
Copper-Gold Developers									
25-Oct-10	Equinox Minerals	Citadel	Saudi Arabia	Copper	Construction	$1,214	Cash + Shares	1.14x	48.6 ¢
18-Oct-10	First Quantum	Antares Minerals	Peru	Copper	Scoping Study	$431	Cash + Shares	0.71x	3.3 ¢
15-Jul-10	Thompson Creek	Terrane	Canada	Copper	Construction	$573	Cash + Shares	1.30x	4.4 ¢
7-Jan-10	Goldcorp	70% El Morro	Chile	Copper	Feas	$513	All Cash	1.08x	7.1 ¢
29-Oct-07	Barrick	Arizona Star	Chile	Gold	Feas	$792	All Cash	1.28x	9.5 ¢
31-Jul-07	Anglo American	Northern Dynasty (50% Pebble)	U.S.	Copper	Pre-Feas	$1,425	All Cash	1.14x	4.9 ¢
28-Jun-07	Yamana	Northern Orion	Argentina	Copper	Mix	$1,025	All Shares	1.00x	3.2 ¢
23-May-07	Teck Cominco	Novagold	Canada	Copper	Construction	$478	All Cash	1.02x	5.3 ¢
8-Sep-06	Imperial Metals	bcMetals	Canada / U.S.	Copper	Feas	$60	All Cash	0.59x	1.0 ¢
Average Copper-Gold Developers								**1.03x**	**9.7 ¢**
Median Copper-Gold Developers								**1.08x**	**4.9 ¢**
Copper Developers									
28-Dec-09	CRCC - Tongling	Corriente Resources	Ecuador	Copper	Feas	$557	All Cash	0.64x	2.0 ¢
23-Nov-09	First Quantum	Kiwara	Zambia	Copper	Resource Estimate	$252	Cash + Shares	0.65x	0.9 ¢
9-Nov-09	Trafigura	Tiger Resources	DRC	Copper	Feas	$41	All Cash	0.52x	2.9 ¢
10-Aug-09	Trafigura	Anvil	DRC	Copper	Construction	$154	All Cash	0.47x	4.1 ¢
2-Oct-09	Mercator	Stingray Copper	Mexico	Copper	Feas	$26	All Shares	0.28x	1.0 ¢
9-Feb-09	Quadra	Centenario Copper	Chile	Copper	Construction	$111	All Shares	0.12x	6.4 ¢
14-Apr-08	Teck Cominco	Global Copper	Chile / Argentina	Copper	Resource Estimate	$401	Cash + Shares	0.49x	3.0 ¢
6-Jan-08	Jinchuan	Tyler Resources	Mexico	Copper	Resource Estimate	$195	All Cash	0.72x	2.1 ¢
11-Jun-07	Chinalco	Peru Copper	Peru	Copper	Pre-Feas	$763	All Cash	0.81x	2.4 ¢
6-Dec-07	Minmetals / Jiangxi Copper	Northern Peru Copper	Peru	Copper	Pre-Feas	$431	All Cash	0.35x	3.2 ¢
6-Nov-07	Katanga	Nikanor	DRC	Copper	Mix	$997	Cash + Shares	0.86x	3.3 ¢
11-Apr-07	Lundin	Tenke	DRC	Copper	Feas	$1,261	All Shares	1.21x	9.6 ¢
5-Feb-07	Zijin Consortium	Monterrico Metals	Peru	Copper	Feas	$162	All Cash	0.75x	0.8 ¢
14-Mar-06	Pan Pacific Copper	Regalito	Chile	Copper	Resource Estimate	$134	All Cash	0.27x	1.9 ¢
18-Jan-06	First Quantum	Adastra	DRC	Copper	Pre-Feas	$175	Cash + Shares	0.82x	2.0 ¢
Average Copper Developers								**0.60x**	**3.0 ¢**
Median Copper Developers								**0.64x**	**2.4 ¢**
09/17/2010	Jinchuan	Continental Minerals	China	Copper	Pre-Construction	$401	All Cash	0.54x	4.0 ¢
Selected Ranges								**0.60x to 0.70x**	**3.0 ¢ to 4.0 ¢**

Source: Bloomberg, available broker reports and company disclosure

Financial Perspective Summary


Indicative Trading Valuation Methodologies
Comparable Trading
Discounted "In-Production"
Base Case (Excl. Newtongmen Mine Plan)
Base Case (Incl. Newtongmen Mine Plan)
Base Case (Excl. Newtongmen Mine Plan)
Base Case (Incl. Newtongmen Mine Plan)
Indicative Transaction Valuation Methodologies
Comparable Trading (35% Premium)
Precedent Transactions
Base Case (Excl. Newtongmen Mine Plan)
Base Case (Incl. Newtongmen Mine Plan)
Base Case (Excl. Newtongmen Mine Plan)
Base Case (Incl. Newtongmen Mine Plan)
Current Offer: C$2.67
Reference Range (C$/share)
$2.28
$1.64
$2.49
$1.81
$2.58
$1.83
$2.87
$2.03
$3.08
$2.22
$3.37
$2.44
$2.57
$2.14
$2.80
$2.34

Note: Refer to appendix for summary financial perspectives

Fairness Considerations

- Consideration received is in line with indicative transaction valuation methodologies
- Standalone business plan subject to significant risk
  - asset located in Tibet requiring local expertise to advance mining permits and licenses
  - limited ability to obtain project financing without a Chinese partner
- Limited buyer universe
  - top two shareholders are Chinese state-owned enterprises
    - Zijin with 13.7%
    - Jinchuan with 11.6%
  - existing offtake agreement in place with Jinchuan
  - logical acquiror of Continental would be Chinese owned and therefore subject to NDRC approval
  - Jinchuan "chosen" by NDRC as preferred Chinese purchaser of Continental
- Jinchuan offer is in line with withdrawn proposal from Zijin
  - Zijin submitted non-binding term sheet at C$2.80 per share on November 12, 2009
  - Zijin application to acquire Continental was denied by the NDRC
- Transaction has been in market for approximately 4 months since initial announcement on September 17, 2010
  - spot copper has gained 23% and copper development peers have gained 47%
  - no other parties have come forward to pursue a potential alternative transaction

BMO Capital Markets is prepared to deliver a fairness opinion in its customary form



Appendix: Supplemental Material

Cost of Capital Analysis

Beta Analysis

Company	Bloomberg Beta [1]	R^2	Total Debt (US$mm)	Equity Value (US$mm)	Debt / Capital	Unlevered Beta [2]
Ivanhoe	1.78	0.31	$65.1	$16,240.2	0.4%	1.77
Nevsun	1.39	0.13	--	$1,402.0	0.0%	1.39
Northern Dynasty	1.47	0.23	--	$1,436.1	0.0%	1.47
Aura Minerals	1.83	0.18	$64.2	$797.5	7.5%	1.73
Augusta	1.48	0.15	$42.1	$507.5	7.7%	1.39
Entrée Gold	1.40	0.15	$1.2	$390.1	0.3%	1.40
Baja Mining	1.50	0.19	$53.3	$373.8	12.5%	1.36
Norsemont	0.83	0.06	--	$511.9	0.0%	0.83
Tiger Resources	1.94	0.01	$5.8	$379.8	1.5%	1.92
Hillgrove Resources	1.67	0.21	--	$155.6	0.0%	1.67
Pacific Booker	0.06	0.00	--	$129.4	0.0%	0.06
Median	**1.48**				**0.3%**	**1.40**
Mean	**1.39**				**2.7%**	**1.36**
Mean (R^2 > 0.2)	**1.64**				**0.1%**	**1.64**
Continental Minerals	0.77	0.07	$0.5	$433.5	0.1%	0.77

Cost of Equity

Assumptions	
Risk Free Rate [3]	3.19%
Market Risk Premium	5.00%
Unlevered Beta	1.60
Country Risk Premium [4]	0.89%
Size Premium [5]	3.99%
Nominal Cost of Equity [6]	16.1%
Real Cost of Equity	13.9%

1. Bloomberg beta represents historical beta based on 5-year weekly raw betas
2. βU = βL / (1 + (1 - tax rate) x Debt/Equity)
3. Based on 10-year U.S Government Bond
4. Country risk premium based on 20-day average spread of China 10-year senior credit default swaps
5. Size premium based on 2010 Ibbotson Risk Premia Over Time Report
6. Cost of Equity = risk free rate + βL x market risk premium + country risk premium + size premium

Source: Bloomberg and available broker reports

Street Discount Rate Assumptions – Copper Development Peers

Street Discount Rate Assumptions	
Brokers	**Discount Rate (%)**
BMO Capital Markets	10%
Canaccord Adams	10%
CIBC	8%
Cormark	10%
Dundee	10%
Frontier	9%
Haywood	10%
Jennings Capital	8%
Mackie Research	10%
Raymond James	8%
Rodman & Renshaw	10%
TD	12%
Thomas Weisel Partners	10%
Versant Partners	10%
Wellington West	8%
Median	**10%**

Comparable Trading Analysis – Junior & Intermediate Producers

Company	FD Market Cap	Cash % of MC	Main Asset Name	Main Asset Interest	Main Asset Location	Avg Cu Production	By-product Cash Costs	Cu Eq. Grade	Total Cu Eq. Resources	% Cu	% Au	Price / NAV	EV / Cu Eq. Resource	# of Analyst Estimates
	(US$ mm)	(%)				(mm lbs)	(US$/lb Cu)	(%)	(mm lbs)	(%)	(%)	(ratio)	(US ¢/lb)	
First Quantum	$10,983	12%	Kansanshi	80%	Zambia	849	$1.19	1.37%	79,304	54%	2%	1.37x	13.0¢	7
Equinox	$5,475	1%	Lumwanda	100%	Zambia	298	$1.35	0.77%	15,538	91%	1%	1.22x	37.7¢	17
Inmet	$4,623	25%	Las Cruces	100%	Spain	273	$0.44	0.42%	60,057	78%	10%	1.11x	6.1¢	15
Lundin Mining	$4,166	4%	Neves-Corvo	100%	Portugal	187	$0.25	3.81%	28,861	43%	--	1.02x	13.8¢	15
Quadra-FNX	$3,256	18%	Robinson	100%	USA	265	$1.05	0.60%	41,979	65%	8%	0.86x	6.2¢	16
Katanga	$2,697	2%	Kamoto / KOV	75%	DRC	515	$0.91	5.73%	44,926	59%	--	0.69x	6.1¢	1
Nevsun	$1,402	5%	Bisha	60%	Eritrea	73	$0.54	4.44%	2,289	33%	22%	1.56x	56.6¢	3
Taseko Mines	$1,002	20%	Gibraltar	75%	Canada	115	$1.78	0.47%	17,988	54%	42%	0.91x	4.1¢	8
Anvil Mining	$960	6%	Kinsevere	95%	DRC	132	$1.00	3.67%	3,478	100%	--	0.82x	24.0¢	4
Imperial	$900	4%	Mount Polley	100%	Canada	43	$1.39	0.62%	16,454	67%	31%	0.86x	5.2¢	4
Capstone	$899	17%	Minto	100%	Canada	95	$1.15	2.15%	3,491	63%	11%	0.99x	20.4¢	11
Mercator	$895	5%	Mineral Park	100%	USA	97	$1.39	0.36%	8,823	50%	--	1.00x	11.2¢	9
Iberian Minerals	$348	8%	Condestable	100%	Peru	116	$0.81	3.40%	4,093	49%	8%	0.68x	10.9¢	6
Average						**235**	**$1.02**	**2.14%**	**25,175**	**62%**	**10%**	**1.01x**	**16.6¢**	
Median						**132**	**$1.05**	**1.37%**	**16,454**	**59%**	**8%**	**0.99x**	**11.2¢**	

Source: Bloomberg, company disclosure and available broker reports

Summary Financial Perspectives

Base Case (Incl. Newtongmen Mine Plan)

Comparable Trading

Metric	Benchmark	Range Low	Range High	EV Adj	Implied Equity Value ($mm) Low	Implied Equity Value ($mm) High	Per Share ($) Low	Per Share ($) High	Per Share (C$) Low	Per Share (C$) High
P / NAV	US$ $4.11	0.50x	0.65x		$340	$442	$2.05	$2.67	C$2.04	C$2.65
EV / Resource	mmlbs Cu Eq 10,071	$0.015	$0.030	**$34.2**	$185	$336	$1.12	$2.03	C$1.11	C$2.02
Selected Range							$1.82	$2.51	C$1.81	C$2.49

Precedent Transaction

Metric	Benchmark	Range Low	Range High	EV Adj	Implied Equity Value ($mm) Low	Implied Equity Value ($mm) High	Per Share ($) Low	Per Share ($) High	Per Share (C$) Low	Per Share (C$) High
P / NAV	US$ $4.11	0.60x	0.70x		$408	$476	$2.46	$2.88	C$2.45	C$2.86
EV / Resource	mmlbs Cu Eq 10,071	$0.030	$0.040	**$34.2**	$336	$437	$2.03	$2.64	C$2.02	C$2.62
Selected Range							$2.36	$2.82	C$2.34	C$2.80

Base Case (Excl. Newtongmen Mine Plan)

Comparable Trading

Metric	Benchmark	Range Low	Range High	EV Adj	Implied Equity Value ($mm) Low	Implied Equity Value ($mm) High	Per Share ($) Low	Per Share ($) High	Per Share (C$) Low	Per Share (C$) High
P / NAV	US$ $3.67	0.50x	0.65x		$304	$395	$1.83	$2.39	C$1.82	C$2.37
EV / Resource	mmlbs Cu Eq 10,071	$0.015	$0.030	**$34.2**	$185	$336	$1.12	$2.03	C$1.11	C$2.02
Selected Range							$1.66	$2.30	C$1.64	C$2.28

Precedent Transaction

Metric	Benchmark	Range Low	Range High	EV Adj	Implied Equity Value ($mm) Low	Implied Equity Value ($mm) High	Per Share ($) Low	Per Share ($) High	Per Share (C$) Low	Per Share (C$) High
P / NAV	US$ $3.67	0.60x	0.70x		$365	$426	$2.20	$2.57	C$2.19	C$2.55
EV / Resource	mmlbs Cu Eq 10,071	$0.030	$0.040	**$34.2**	$336	$437	$2.03	$2.64	C$2.02	C$2.62
Selected Range							$2.16	$2.59	C$2.14	C$2.57

Summary – Base Case (Excl. Newtongmen Mine Plan)

Financial Overview

		2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	LOM
Tonnes processed	(000's t)	–	–	–	12,415	13,176	13,408	13,565	13,634	13,628	13,855	13,785	13,633	13,651	13,637	13,644	13,636	6,505	–	182,169
Cu - grade processed	(%)	–	–	–	0.604%	0.533%	0.462%	0.500%	0.461%	0.371%	0.504%	0.335%	0.373%	0.443%	0.409%	0.463%	0.433%	0.456%	–	0.452%
Au - grade processed	(g/m)	–	–	–	0.41	0.52	0.58	0.72	0.66	0.58	0.83	0.47	0.53	0.64	0.59	0.75	0.80	0.59	–	0.62
Ag - grade processed	(g/m)	–	–	–	3.11	3.70	3.97	5.63	4.27	3.27	4.87	2.66	3.00	4.35	3.77	4.55	5.27	4.04	–	4.04
Cu Recovery rate	(%)	–	–	–	83%	86%	90%	91%	91%	91%	91%	91%	91%	91%	91%	91%	91%	91%	–	90%
Au Recovery rate	(%)	–	–	–	70%	72%	73%	73%	73%	73%	73%	73%	73%	73%	73%	73%	73%	73%	–	73%
Ag Recovery rate	(%)	–	–	–	69%	76%	81%	82%	82%	82%	82%	82%	82%	82%	82%	82%	82%	82%	–	81%
Payable Cu	(%)	–	–	–	96%	96%	96%	96%	96%	96%	96%	96%	96%	96%	96%	96%	96%	96%	–	96%
Payable Au	(%)	–	–	–	86%	88%	88%	88%	88%	89%	89%	88%	88%	88%	88%	89%	89%	88%	–	88%
Payable Ag	(%)	–	–	–	72%	72%	72%	73%	73%	72%	73%	72%	72%	73%	73%	73%	73%	72%	–	73%
Payable Cu	*(mm lbs)*	–	–	–	*132.1*	*128.5*	*118.4*	*130.6*	*120.9*	*97.4*	*134.0*	*88.8*	*98.0*	*116.4*	*107.4*	*121.7*	*113.7*	*57.1*	–	*1,564.8*
Payable Au	*(000s ozs)*	–	–	–	*99.1*	*138.0*	*160.2*	*201.7*	*185.8*	*164.2*	*238.5*	*133.6*	*149.2*	*180.4*	*166.2*	*212.5*	*227.9*	*79.3*	–	*2,336.7*
Payable Ag	*(000s ozs)*	–	–	–	*613.1*	*854.3*	*999.3*	*1,469.8*	*1,120.4*	*845.9*	*1,293.8*	*695.2*	*776.3*	*1,142.9*	*988.2*	*1,194.7*	*1,383.0*	*498.8*	–	*13,875.6*
Spot Cu Price	($/lb)	$3.75	$3.70	$3.03	$2.80	$2.50	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.32
Spot Au Price	($/oz)	$1,353	$1,300	$1,175	$1,075	$1,025	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,005
Spot Ag Price	($/oz)	$21.00	$20.00	$18.50	$16.34	$16.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.12
Revenue	(US$ mm)	–	–	–	$502	$490	$453	$530	$486	$405	$572	$352	$390	$471	$433	$516	$515	$221	–	$6,334
Cash Cost	($/lb)	–	–	–	$0.81	$0.56	$0.39	$0.07	$0.20	$0.36	($0.13)	$0.70	$0.51	$0.23	$0.34	($0.01)	($0.21)	$0.36	–	$0.29
EBITDA	(US$ mm)	–	–	–	$278	$262	$231	$297	$259	$193	$332	$146	$179	$246	$215	$287	$290	$113	–	$3,328
Cash Taxes	(US$ mm)	–	–	–	($44)	($56)	($47)	($65)	($55)	($36)	($75)	($23)	($32)	($51)	($59)	($79)	($80)	($29)	–	($733)
Operating cash flow	(US$ mm)	–	–	–	$234	$206	$184	$232	$204	$157	$257	$123	$147	$195	$155	$207	$209	$84	($18)	$2,577
Capital expenditures	(US$ mm)	–	($269)	($263)	($86)	($3)	($8)	($8)	($0)	($1)	($4)	–	($76)	($6)	($1)	($3)	–	–	–	($727)
Changes in WC	(US$ mm)	–	–	–	($41)	$1	$3	($6)	$4	$7	($14)	$18	($3)	($7)	$3	($7)	$0	$24	$18	–
Free cash flow	*(US$ mm)*	–	*($269)*	*($263)*	*$106*	*$204*	*$179*	*$218*	*$208*	*$163*	*$240*	*$141*	*$68*	*$183*	*$158*	*$197*	*$209*	*$108*	–	*$1,850*

Note: Based on street consensus pricing

Summary – Base Case (Incl. Newtongmen Mine Plan)

Financial Overview

		2011E	2012E	2013E	2014E	2015E	2016E	2017E	•••	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	LOM
Tonnes processed	*(000's t)*	–	–	–	12,415	13,176	13,408	13,565		13,636	6,505	15,277	15,137	14,708	14,615	16,096	13,507	12,827	–	284,336
Cu - grade processed	*(%)*	–	–	–	0.604%	0.533%	0.462%	0.500%		0.433%	0.456%	0.529%	0.471%	0.415%	0.390%	0.369%	0.345%	0.332%	–	0.437%
Au - grade processed	*(g/m)*	–	–	–	0.41	0.52	0.58	0.72		0.80	0.59	0.40	0.29	0.26	0.25	0.24	0.22	0.20	–	0.49
Ag - grade processed	*(g/m)*	–	–	–	3.11	3.70	3.97	5.63		5.27	4.04	1.27	1.16	1.08	1.05	1.04	1.00	0.90	–	2.97
Cu Recovery rate	*(%)*	–	–	–	83%	86%	90%	91%		91%	91%	83%	86%	90%	91%	91%	91%	91%	–	89%
Au Recovery rate	*(%)*	–	–	–	70%	72%	73%	73%		73%	73%	70%	72%	73%	73%	73%	73%	73%	–	73%
Ag Recovery rate	*(%)*	–	–	–	69%	76%	81%	82%		82%	82%	69%	76%	81%	82%	82%	82%	82%	–	80%
Payable Cu	*(%)*	–	–	–	96%	96%	96%	96%		96%	96%	96%	96%	96%	96%	96%	96%	96%	–	96%
Payable Au	*(%)*	–	–	–	86%	88%	88%	88%		89%	88%	96%	98%	98%	98%	98%	98%	98%	–	89%
Payable Ag	*(%)*	–	–	–	72%	72%	72%	73%		73%	72%	90%	90%	90%	90%	90%	90%	90%	–	75%
Payable Cu	*(mm lbs)*	–	–	–	*132.1*	*128.5*	*118.4*	*130.6*		*113.7*	*57.1*	*142.3*	*130.4*	*116.6*	*109.7*	*114.4*	*89.7*	*81.8*	–	*2,349.7*
Payable Au	*(000s ozs)*	–	–	–	*99.1*	*138.0*	*160.2*	*201.7*		*227.9*	*79.3*	*133.2*	*99.9*	*87.6*	*83.6*	*88.0*	*67.1*	*59.2*	–	*2,955.2*
Payable Ag	*(000s ozs)*	–	–	–	*613.1*	*854.3*	*999.3*	*1,469.8*		*1,383.0*	*498.8*	*383.6*	*383.0*	*372.1*	*364.8*	*396.4*	*321.8*	*273.8*	–	*16,371.1*
Spot Cu Price	*($/lb)*	$3.75	$3.70	$3.03	$2.80	$2.50	$2.25	$2.25		$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.25	$2.29
Spot Au Price	*($/oz)*	$1,353	$1,300	$1,175	$1,075	$1,025	$1,000	$1,000		$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,004
Spot Ag Price	*($/oz)*	$21.00	$20.00	$18.50	$16.34	$16.00	$15.00	$15.00		$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.10
Revenue	*(US$ mm)*	–	–	–	$502	$490	$453	$530		$515	$221	$472	$411	$367	$346	$362	$282	$255	–	$8,830
Cash Cost	*($/lb)*	–	–	–	$0.81	$0.56	$0.39	$0.07		($0.21)	$0.36	$0.42	$0.65	$0.75	$0.79	$0.85	$0.95	$1.03	–	$0.44
EBITDA	*(US$ mm)*	–	–	–	$278	$262	$231	$297		$290	$113	$274	$221	$186	$170	$171	$125	$107	–	$4,582
Cash Taxes	*(US$ mm)*	–	–	–	($44)	($56)	($47)	($65)		($80)	($29)	($74)	($59)	($50)	($45)	($45)	($32)	($19)	–	($1,057)
Operating cash flow	*(US$ mm)*	–	–	–	$234	$206	$184	$232		$209	$84	$200	$161	$137	$125	$126	$93	$89	($21)	$3,504
Capital expenditures	*(US$ mm)*	–	($269)	($263)	($86)	($3)	($8)	($8)		–	–	($10)	($2)	($5)	($4)	($0)	($0)	($2)	–	($751)
Changes in WC	*(US$ mm)*	–	–	–	($41)	$1	$3	($6)		$0	$24	($21)	$5	$4	$2	($1)	$7	$2	$21	–
Free cash flow	*(US$ mm)*	–	*($269)*	*($263)*	*$106*	*$204*	*$179*	*$218*		*$209*	*$108*	*$169*	*$165*	*$136*	*$122*	*$124*	*$99*	*$89*	–	*$2,754*

Note: Based on street consensus pricing

CONTINENTAL MINERALS CORPORATION

BMO Capital Markets

Break Fee Considerations

Canadian Break Fees


40%
35%
30%
25%
20%
15%
10%
5%
0%
% of Canadian Transactions Sampled
2004 - 2011 YTD: 301 deals
Break Fee and Reciprocal Break Fee of: C$13.4mm or 3.0%
Key Statistics (2004 - 2011YTD)
Range: 0.3% - 6.5%
Mean: 3.3%
Median: 3.3%
71% of transactions between 2% - 4%
1%
2%
2%
5%
10%
18%
25%
19%
10%
5%
2%
2%
0.0%-0.5%
0.5%-1.0%
1.0%-1.5%
1.5%-2.0%
2.0%-2.5%
2.5%-3.0%
3.0%-3.5%
3.5%-4.0%
4.0%-4.5%
4.5%-5.0%
5.0%-5.5%
>5.5%
Break Fee % of Market Cap

Source: BMO Capital Markets
Note: Equity value greater than C$50mm and Debt/EV <60%

- Proposed break fee of 3% in line with Canadian precedents
- Proposed reverse break fee of an equivalent 3% favourable to Continental
  - reverse break fees are not common
  - typically equal to or less than break fee paid to acquiror

Proposed reciprocal break fee structure appears favourable to Continental